Exhibit 99.1

TOMI Receives EPA Registration for Its Patented BIT™ Technology

- TOMI’s Binary Ionization Technology (BIT) lowered healthcare-related infection rates in its test hospitals both internationally and domestically -

- SteraMist™, powered by BIT, is a two-stage rapid disinfection system approved for use in hospitals and healthcare facilities under the EPA’s fogging and misting protocol –

- To hold investor update call June 30th at 4:30 PM ET -

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--June 24, 2015--TOMI™ Environmental Solutions, Inc. (OTCQB: TOMZ) (TOMI), a global bacteria decontamination and infection prevention company, announced the United States Environmental Protection Agency (EPA) has registered TOMI’s patented Binary Ionization Technology (BIT™) as a two-stage rapid disinfection system for use as a healthcare-hospital disinfectant (EPA registration no. 90150-2). TOMI’s SteraMist™ brand of products is powered by BIT and addresses numerous applications in hospitals and healthcare facilities.

Dr. Halden Shane, TOMI’s Chief Executive Officer, stated: “This EPA registration is an important achievement for TOMI. As I have always been encouraged by our testing results, passing the difficult EPA protocols for a hospital-healthcare disinfectant and the registration by the EPA just verifies the power of TOMI’s BIT technology and disinfection solution. This will now enable us to start filling our backlog of U.S. hospital orders. In addition, we are excited to pursue continued sales in the biosafety and clean lab applications, which present significant market opportunities for the company.”

“Awareness of TOMI’s products, both domestically and internationally, has increased tremendously as we have been recognized by numerous government agencies for our innovative solutions to many of the world’s most significant disinfection/decontamination needs. TOMI was recently awarded a grant from the United States Agency for International Development (USAID) in conjunction with the Center for Disease Control (CDC), the Department of Defense (DOD), and the Office of the President for the development of a portable decontamination to be used in the fight against Ebola. SteraMist™ is quickly establishing a reputation among decision-makers in a variety of applicable markets for its advantages in speed and efficacy over competing household and industrial cleaners. Our near-term outlook is quite positive as we focus on bringing our leading, cutting-edge technology to market in rapid fashion. I am proud of our entire team at TOMI who have demonstrated true dedication and determination in achieving this important milestone.”

SteraMist™ incorporates TOMI’s cost-effective patented platform BIT™ technology, which utilizes a proprietary low concentration hydrogen peroxide as its active ingredient and passes the solution through an atmospheric cold plasma arc, which produces a highly reactive oxygen species. This species kills and inactivates bacteria, viruses and mold spores by lysis of proteins, carbohydrates and lipids leaving the hospital room free of the pathogens that are typically found in hospitals and healthcare environments.

TOMI’s SteraMist™ Surface Unit has a five-second application time for room surfaces and a seven-minute contact time, the fastest of all mechanical cleaning healthcare agents. The mist produced by BIT dries rapidly on contact, does not contain or produce chlorine hypochlorite (bleach), aldehydes, phenols, ammonium compounds, sodium hydroxide, or contain silver. These toxins and harsh chemicals can be found in many other disinfecting solutions.

During a terminal clean, TOMI’s SteraMist™ reaches in and around every surface in an enclosed area. There is no need to mix the solution, nor is there any need for rinsing or wiping as it dries quickly. Since its only by-products are oxygen and humidity, it can be used on all electronics. In addition, it is compatible with a wide variety of materials, it is non-corrosive and it leaves the environment with just oxygen and humidity. With TOMI’s EPA approved five-second application and a seven-minute contact time, SteraMist™ affords hospital staff significant time savings as the need to remove equipment is eliminated, enabling staff to bring the next patient into a completely disinfected room where you can “smell the clean.”

SteraMist™ is easy-to-use, highly effective, economical, and the quickest alternative to “spray & wipe”, ultra-violet (UV) light, and other fogging and misting applications. A key differentiator is that TOMI’s products do not introduce caustic high percentages of hydrogen peroxide or leave residues of silver and/ or silver ions that permanently remain in the environment.

In practical use, the SteraMist™ BIT disinfection system has demonstrated efficacy against a broad spectrum of pathogens. Previous pilot studies covering over 24 hospitals all demonstrated high rates of reduction of healthcare-related infections. After deploying SteraMist™ in dozens of hospitals, both domestically and internationally, the results suggest the system offers a simple, quick and inexpensive way to reduce penalties associated with the Affordable Care Act and Medicare’s non-payment policy.

Conference Call Information

TOMI will hold a conference call Tuesday, June 30th at 4:30 p.m. Eastern Time to review the company’s recent business highlights and answer questions. To listen to the call, please dial 1-888-339-0752 or 1-412-902-4193, passcode #10067311. To listen to the webcast or view the press release, please visit the Investor Relations section of the TOMI website at: http://www.tomiesinc.com/us/investors/.

The replay can be accessed for up to 24 hours starting at 8:00 p.m. ET the day of the call by dialing 1-877-344-7529 or 1-412-317-0088, passcode #10067311. A replay of the webcast will be available for at least 90 days on the company's website, starting approximately one hour after the completion of the call.

About TOMI™ Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global bacteria decontamination and infectious disease control company, providing eco-friendly environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide based products that uses Binary Ionization Technology® (BIT™), a state of the art technology for the production of its health care–hospital disinfectant aerosol mist represented by the TOMI™ SteraMist™ brand.

TOMI’s products are designed to service a broad spectrum of commercial structures including hospitals and medical facilities, biosafety labs, clean rooms, pharmaceutical manufacturing, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, for non-food safety in meat and produce processing facilities, military barracks, and athletic facilities. TOMI’s products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The Restoration Industry Association, Indoor Air Quality Association, and The International Ozone Association. For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:
INVESTOR RELATIONS:
LHA (IR Agency)
Becky Herrick & Kirsten Chapman, 415-433-3777
tomi@lhai.com
or
MEDIA RELATIONS:
TOMI™ Environmental Solutions, Inc.
Aaron Loveland, 240-672-6263
VP of Marketing and Public Affairs
aaron.loveland@tomiesinc.com